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                                                                  Exhibit 10.4.1

                        AMENDMENT TO EMPLOYMENT AGREEMENT
                        ---------------------------------

                  THIS AMENDMENT is made and entered into on this 5th day of August, 1999 at Medina, Ohio, by and between RPM, INC. (hereinafter referred to as the "Company") and __________ (hereinafter referred to as "_____"):

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, _____ is ______________________ of the Company; and

                  WHEREAS, _____ and the Company entered into a certain Employment Agreement, originally dated as of ____________ and last amended as of July 15, 1998 (the "Employment Agreement"), to insure _____'s continued employment with the Company; and

                  WHEREAS, it is the desire of the Company and _____ to amend the Employment Agreement in accordance with the terms hereof; and

                  WHEREAS, Paragraph 11 of the Employment Agreement requires that any such Amendment be in writing and properly executed;

                  NOW, THEREFORE, in consideration of the premises and the mutual understandings of the parties, IT IS AGREED, as follows:

                  1. EMPLOYMENT TERM. Paragraph 1 of the Employment Agreement shall be deleted in its entirety and amended and restated to provide in its entirety as follows:

                           TERM OF EMPLOYMENT. The Company hereby agrees to
                  continue to employ _____, and _____ hereby agrees to continue to serve the Company, on the terms and conditions set forth herein for the period commencing as of the date hereof (the "Effective Date"), and expiring on July 31, 2000 (unless sooner terminated as hereinafter set forth).


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                  2.       COMPENSATION.  Paragraph  4(a) of the Employment
Agreement shall be deleted in its entirety and amended and restated to provide in its entirety as follows:

                           BASE SALARY. _____ shall receive a base salary at the
                  rate of not less than _________________Dollars ($________) per annum ("Base Salary"), payable in substantially equal monthly installments at the end of each month during the period of _____'s employment hereunder. It is contemplated that annually in July or August of each year the Compensation Committee of the Board of Directors will review _____'s Base Salary and other compensation during the period of his employment hereunder and, at the discretion of the Compensation Committee, it may increase his Base Salary and other compensation based upon his performance, then generally prevailing industry salary scales, the Company's results of operations, and other relevant factors. Any increase in Base Salary or other compensation shall in no way limit or reduce any other obligation of the Company hereunder and, once established at an increased specified rate, _____'s Base Salary hereunder shall not be reduced without his written consent.


                  3. EFFECTIVE DATE. The Effective Date of this Amendment shall be August 5, 1999, except that the increase in compensation set forth in Paragraph 2 shall be retroactively applied to June 1.

                  IN WITNESS WHEREOF, the parties have executed this Amendment to the Employment Agreement on the date and at the place first above written.

IN THE PRESENCE OF:                    RPM, INC.


____________________________           By: ____________________________



                                       And:____________________________

                                           The "Company"

____________________________               ____________________________
                                           ________